EXHIBIT 24

                                Power of Attorney

         I hereby appoint each of Jim L. Kaput or Steven C. Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, or Treasurer with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock to be offered and sold pursuant to the ServiceMaster Profit Sharing and Retirement Plan.

         This  instrument  shall  remain in effect until the earlier to occur of
(i) my cessation of service as a director and officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman and Chief Executive Officer, General Counsel, Chief Financial Officer or Treasurer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

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         The law of the State of Illinois shall govern this instrument.

Dated:   November 29, 2000

/s/ Paul W. Berezny, Jr.
--------------------------
Paul W. Berezny, Jr.

/s/ Carlos H. Cantu_
--------------------------
Carlos H. Cantu

/s/ Brian Griffiths
--------------------------
Brian Griffiths

/s/ Sidney E. Harris
--------------------------
Sidney E. Harris

/s/ Glenda A. Hatchett
--------------------------
Glenda A. Hatchett

/s/ Herbert P. Hess
--------------------------
Herbert P. Hess

/s/ Michele M. Hunt
--------------------------
Michele M. Hunt

/s/ Gunther H. Knoedler
--------------------------
Gunther H. Knoedler

/s/ James D. McLennan
--------------------------
James D. McLennan

/s/ Vincent C. Nelson
--------------------------
Vincent C. Nelson

/s/ Dallen W. Peterson
--------------------------
Dallen W. Peterson

/s/ C. William Pollard
--------------------------
C. William Pollard

/s/ Steven S Reinemund
--------------------------
Steven S Reinemund

/s/ Donald G. Soderquist
--------------------------
Donald G. Soderquist

/s/ Charles W. Stair
--------------------------
Charles W. Stair

/s/ David K. Wessner
--------------------------
David K. Wessner